EXHIBIT (l) (1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, dated May 1, 2023, and incorporated by reference in Post-Effective Amendment No. 54 to the Registration Statement (Form N-4, File No. 33-73734) of Transamerica Variable Funds, filed with the Securities and Exchange Commission, and incorporated by reference into the Prospectus Supplement included in this Registration Statement.

We also consent to the use of our report dated February 28, 2023, with respect to the financial statements of each of the subaccounts within Transamerica Variable Funds for the year ended December 31, 2022 and incorporated by reference in Post-Effective Amendment No. 54 to the Registration Statement (Form N-4, File No. 33-73734) of Transamerica Variable Funds, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 26, 2023